SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): Novembert 14, 2003

GRAND TOYS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-22372	98-0163743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1710 Transacanada Highway, Dorval, Quebec, Canada, H9P 1H7

(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (514) 685-2180

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1: Press Release of GRAND TOYS INTERNATIONAL, INC. dated November 14, 2003.

Item 12. Results of Operations and Financial Condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAND TOYS INTERNATIONAL, INC.

By: /s/ Tania M. Clarke

Tania M. Clarke

Executive Vice President and

Chief Financial Officer

Date: November 14, 2003

FOR IMMEDIATE RELEASE

GRAND TOYS INTERNATIONAL ANNOUNCES THIRD QUARTER RESULTS

MONTREAL, CANADA -- November 14, 2003 -- Grand Toys International, Inc. (Nasdaq: GRIN) today announced results for its third quarter ended September 30, 2003.

Net sales for the third quarter of 2003 were $3.1 million compared to $3.2 million for the third quarter of 2002, representing a decrease of 3%. Gross profit percentage was 41.87% for the third quarter of 2003 as compared to 38.10% in 2002. The Company posted net earnings of $333,703, or $0.12 per basic share, for the third quarter of 2003. This compares to net earnings of $106,266, or $0.04 per basic share, for the third quarter of 2002, or a percentage increase of 214%. The Company recorded a gain on discontinued operations of $ 208,972 for the third quarter ended September 30, 2003. Without this gain, net income would have been $124,731 or $0.04 per basic share.

Net sales for the nine months ended September 30, 2003 were $8.7 million, compared to $8.9 million for the same period of 2002, a decrease of 2%. Gross profit percentage was 43.79% for the period ended September 30, 2003 as compared to 37.24% in 2002. The Company posted net earnings of $975,275, or $0.35 per basic share, for the nine months ended September 30, 2003. This compares to a net loss of $440,462, or $(0.24) per basic share, for the nine months ended September 30, 2002. The Company recorded a gain on discontinued operations of $441,699 for the period ended September 30, 2003, and a net gain of $83,049 for the period ended September 30, 2002. Without these gains, net income would have been $533,576 or $0.19 per basic share in 2003 and a net loss of $523,511, or $(0.28) per basic share for 2002.

Operating expenses increased in the 3rd quarter of 2003 to $1,167,132 from $1,103,336, or by $63,796 or 6%. As a percentage of sales, operating expenses were 37% and 34%, in 2003 and 2002.The overall increase was a result of Grand incurring professional fees for a merger and acquisition transaction and higher media advertising expenditures. The costs incurred for professional fees were $513,893. In addition, during this quarter Grand recorded a refund of $309,000 for payroll taxes paid in a prior year. Without the professional fees and refund, Grand would have reported operating expenses of $962,239, showing a decrease of $141,097 or operating expenses as a percentage of sales of 31% or a percentage decrease of 13%.

For the nine-month period ended September 30, 2003, operating expenses decreased by $542,901 or 14% from $3,760,451 in 2002 to $3,217,560, or as a percentage of sales from 42% to 37%. After adjusting for professional fees of $599,964 and the payroll tax refund of $309,000, Grand would have reported operating expenses of $2,926,596, showing a decrease of $833,855 or operating expenses as a percentage of sales of 33% or a percentage decrease of 22%.

Elliot Bier, Chairman of Grand Toys, noted, "We are very proud to show another profitable quarter. Grand's focus on its customers while containing costs has proven successful."

Founded in 1960, Grand Toys International, Inc. is a premier licensee and distributor of a wide variety of toys and ancillary items in Canada and since January 1999, a supplier of proprietary products in the United States.

This news release contains certain forward-looking statements, including estimates for sales, which are within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to risk and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to, those related to business conditions and the financial strength of the retail industry, particularly for toy and toy-related products; the level of consumer spending for such products; the effect of currency translations; the ability of the Company to successfully obtain its products from suppliers; and the success of advertising, marketing and promotional campaigns.

Note: Further information on Grand Toys International, Inc. is available through the Company's website on the World Wide Web at http://www.grand.comhttp://www.grand.com.

Financial Tables Follow

Balance Sheet Data:	September 30, 2003	December 31, 2002
	Unaudited	Audited
Total assets	$ 5,812,025	$ 5,703,571
Working capital	3,024,372	1,577,633
Total stockholders' equity	3,976,869	2,594,689

CONSOLIDATED STATEMENTS OF OPERATIONS

(in US$)

Three Months Ended September 30, Nine Months Ended September 30,

	2003	2002	2003	2002
	Unaudited	Unaudited	Unaudited	Unaudited

Net sales	$ 3,144,655	$ 3,244,053	$ 8,743,408	$ 8,926,608
Cost of goods sold	1,827,910	2,007,983	4,914,249	5,602,170
Gross profit	1,316,745	1,236,070	3,829,159	3,324,438
Gross profit %	41.87%	38.10%	43.79%	37.24%

Operating expenses	1,167,132	1,103,336	3,217,560	3,760,451
EBITDA	149,613	132,734	611,599	(436,013)
EBITDA %	4.76%	4.09%	6.99%	(4.88%)

Interest expense, net	15,961	3,632	34,844	4,414
Depreciation and amortization	17,882	22,836	51,815	67,420
Earnings (loss) before taxes	115,770	106,266	524,940	(507,847)
Income tax recovery (expense)	8,961	-	8,636	(15,664)
Earnings (loss) from continuing operations	124,731	106,266	533,576	(523,511)

Discontinued operation, net	208,972	-	441,699	83,049

Net earnings (loss)	$ 333,703	$ 106,266	$ 975,275	$ (440,462)

Earnings (loss) per share, basic	$ 0.12	$ 0.04	$ 0.35	$ (0.24)
Earnings (loss) per share, diluted	0.06	0.03	0.17	(0.24)

Weighted average common shares outstanding
Basic	2,781,288	2,619,210	2,762,237	1,851,422
Diluted	5,752,626	3,475,804	5,733,502	1,851,422

Note:
EBITDA is Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization

In this Press Release, management discusses financial measures in accordance with GAAP and also on a non-GAAP basis. The Company's definition of EBITDA is earnings before interest, income taxes, depreciation and amortization. EBITDA does not include gains or losses from the sale of subsidiaries. All references in this press release to EBITDA are to a non-GAAP financial measure. EBITDA, a measure widely used among toy related businesses, is used because management believes that it is an effective way of monitoring the operating performance of our company relative to the industry. Additionally, the Company believes that the use of non-GAAP financial measures enables it and investors to evaluate, and compare from period to period, the results from ongoing operations in a more meaningful and consistent manner.

Reconciliations of GAAP to Non-GAAP financial measures are provided below.

Earnings before interest, taxes, amortization and depreciation (EBITDA)

	Three Months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
	Unaudited	Unaudited	Unaudited	Unaudited

Net earnings (loss)	$ 333,703	$ 106,266	$ 975,275	$ (440,462)

Interest expense, net	15,961	3,632	34,844	4,414
Depreciation and amortization	17,882	22,836	51,815	67,420
Income tax (recovery) expense	(8,961)	-	(8,636)	15,664
Discontinued operation, net	(208,972)	-	(441,699)	(83,049)

EBITDA	$ 149,613	$ 132,734	$ 611,599	$ (436,013)